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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Proxy Statement of Vitas Healthcare Corporation which is made part of Amendment No. 4 to the Registration Statement (Form S-4, No. 333-09407) and Prospectus of Apria Healthcare Group Inc. for the registration of 6,591,000 shares of its common stock and to the use of our report dated March 6, 1996, with respect to the consolidated financial statements and schedule of Apria Healthcare Group Inc. for the year ended December 31, 1995.


                                                ERNST & YOUNG LLP


Orange County, California
November 7, 1996